As filed with the Securities and Exchange Commission on October 19, 2005
                                                     Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          GENTIVA HEALTH SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                               36-433-5801
(STATE OR OTHER JURISDICTION                                  (I.R.S. EMPLOYER
     OF INCORPORATION OR                                     IDENTIFICATION NO.)
        ORGANIZATION)


                       3 HUNTINGTON QUADRANGLE, SUITE 200S
                          MELVILLE, NEW YORK 11747-4627
                                 (631) 501-7000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                          GENTIVA HEALTH SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                         ------------------------------

                             STEPHEN B. PAIGE, ESQ.
                         SENIOR VICE PRESIDENT, GENERAL
                              COUNSEL AND SECRETARY
                          GENTIVA HEALTH SERVICES, INC.
                       3 HUNTINGTON QUADRANGLE, SUITE 200S
                          MELVILLE, NEW YORK 11747-4627
                                 (631) 501-7000
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           Copy of communications to:

                            JEFFREY J. WEINBERG, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF            AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE OFFERING      AMOUNT OF
SECURITIES TO BE REGISTERED       REGISTERED(1)         SHARE(2)                PRICE(2)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
COMMON STOCK,
PAR VALUE $0.10 PER SHARE           1,200,000            $16.345              $19,614,000            $2,309
=================================================================================================================

(1) This Registration Statement also covers an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

                  We will send or provide to plan participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information required by Part I of Form S-8. Those documents are not required to be filed, and we have not filed those documents, with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  We will provide without charge, upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus). We will also provide, without charge, upon written or oral request, other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Gentiva Health Services, Inc. Employee Stock Purchase Plan and its administrators. If you would like any of those documents or information, please contact:

                                    Secretary
                          Gentiva Health Services, Inc.
                       3 Huntington Quadrangle, Suite 200S
                          Melville, New York 11747-4627
                                 (631) 501-7000

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

                  We incorporate herein by reference the following documents that Gentiva Health Services, Inc. filed with the Commission:

                  (a) Gentiva Health Services' Annual Report on Form 10-K for the fiscal year ended January 2, 2005 and Amendment No. 1 thereto.

                  (b) (i) Gentiva Health Services' Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2005;

                           (ii) Gentiva Health Services' Current Report on Form 8-K filed with the Commission on May 5, 2005*;

                           (iii) Gentiva Health Services' Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2005;

                           (iv) Gentiva Health Services' Current Report on Form 8-K filed with the Commission on August 3, 2005*; and

                           (v) Gentiva Health Services' Current Report on Form 8-K filed with the Commission on October 4, 2005.

                  (c) The description of Gentiva Health Services' Common Stock, par value $0.10 per share, contained in the Registration Statement on Form 8-A as filed with the Commission on February 4, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

                  All documents that Gentiva Health Services subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

------------------------
* Report furnished to the Commission under Item 2.02 - Results of Operations and Financial Condition. Pursuant to General Instruction B of Form 8-K, reports furnished under Item 2.02 are not deemed to be "filed" for the purpose of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Gentiva Health Services is not incorporating, and will not incorporate, by reference this report into a filing under the Securities Act or the Exchange Act.

ITEM 4.   DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  (1) Section 145 of the Delaware General Corporation Law. Under
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the "General Corporation Law"), Gentiva Health Services, Inc. is empowered to indemnify its directors and officers in the circumstances therein provided. We sometimes refer to Gentiva Health Services, Inc. herein as the "Company." Certain portions of Section 145 are summarized below:

                  Section 145(a) of the General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

                  Section 145(b) of the General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                  Section 145(c) of the General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 145(d) of the General Corporation Law provides that any indemnification under Sections 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  Section 145(e) of the General Corporation Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the General Corporation Law. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  Section 145(f) of the General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  Section 145(g) of the General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's capacity as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

                  (2) Certificate of Incorporation and Bylaws. The Company's amended and restated certificate of incorporation provides that, except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director.

                  The Company's amended and restated bylaws provide that the Company shall indemnify, to the fullest extent permitted by the General Corporation Law, each person who is or was a party to or subject to, or is threatened to be made a party to or to be the subject of, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she is or was a director or officer of the Company, is or was serving at the request of the Company as a director or officer of, or employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Indemnitee") against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to criminal proceedings, had no reasonable cause to believe such conduct was unlawful; provided, however, that (i) the Company shall not be obligated to indemnify an Indemnitee against expenses incurred in connection with an action, suit or proceeding or investigation to which such Indemnitee is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Company's board of directors, a committee thereof or the Chief Executive Officer or the President of the Company and (ii) the Company shall not be obligated to indemnify and/or hold harmless against any amount paid in settlement unless the Company has consented to such settlement. However, in an action by or in the right of the Company, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless, and then only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity against such expenses or amounts paid in settlement as the Delaware Court of Chancery or such other court shall deem proper. The Company shall not be required to indemnify an Indemnitee against expenses incurred in connection with a proceeding (or part thereof) initiated by the Indemnitee, but such indemnification may be provided by the Company as permitted by law and the Company's amended and restated bylaws. The Company's amended and restated bylaws also provide that, to the extent that any person who is or was a director or officer of the Company has served or prepared to serve as a witness in any action, suit or proceeding, whether civil, criminal, administrative, regulatory or investigative in nature, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of, or employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but excluding service as a witness in an action or suit commenced by such person, the Company shall indemnify and/or hold harmless such person against out-of-pocket costs and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith; provided that the Company shall have no obligation to compensate such person for such person's time or efforts so expended.

                  The Company's amended and restated bylaws also provide that, subject to the penultimate sentence of the immediately preceding paragraph, the Company shall, in advance of the final disposition of the matter, pay for expenses reasonably incurred by an Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company against such expenses as provided by the indemnification provisions of the Company's amended and restated certificate of incorporation and amended and restated bylaws.

                  The Company's amended and restated bylaws provide that the right to indemnification and advancement of expenses continues as to a person who formerly was an officer or director of the Company in respect of acts occurring or alleged to have occurred while he or she was an officer or director of the Company and inures to the benefit of his or her heirs, executors and personal and legal representatives.

                  No amendment, termination or repeal of the indemnification provisions of the Company's amended and restated certificate of incorporation, amended and restated bylaws or of the relevant provisions of the General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification as described above with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal. Additionally, the amended and restated bylaws provide that the indemnification and advancement of expenses provided by the amended and restated bylaws shall not be exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under the amended and restated certificate of incorporation, the amended and restated bylaws, agreement, vote of stockholders or of disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding office for the Company.

                  The amended and restated bylaws permit the Company to purchase and maintain insurance, at its expense, to protect any current or former director or officer of the Company or any current or former director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability incurred by such person in such capacity or arising from such capacity, whether or not the Company would have the power to or is obligated to indemnify such person against such liability. The Company maintains directors' and officers' liability insurance covering its directors and officers against claims arising out of the performance of their duties.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.   EXHIBITS.

                  4(a)  -  Amended and Restated Certificate of Incorporation of
                           the Company (incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-4 dated January 19, 2000 (File No. 333-88663)).

                  4(b)  -  Certificate of Correction to Certificate of
                           Incorporation (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002).

                  4(c)  -  Amended and Restated By-Laws of the Company
                           (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
                           2002).

                  5     -  Opinion of Weil, Gotshal & Manges LLP.

                  23(a) -  Consent of PricewaterhouseCoopers LLP.

                  23(b) -  Consent of Weil, Gotshal & Manges LLP (included in
                           Exhibit 5).

                  24    -  Power of Attorney (included as part of the signature
                           page to this Registration Statement and incorporated herein by reference).

                  99    -  Gentiva Health Services, Inc. Employee Stock Purchase
                           Plan (incorporated by reference to the Company's
                           Definitive Proxy Statement on Schedule 14A filed with the Commission on April 6, 2005).

ITEM 9.   UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Melville, New York, on October 19, 2005.


                                   GENTIVA HEALTH SERVICES, INC.

                                   By: /s/ Ronald A. Malone
                                       ---------------------------------------
                                   Name: Ronald A. Malone
                                   Title: Chief Executive Officer and
                                          Chairman of the Board



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald A. Malone, John R. Potapchuk and Stephen B. Paige, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                             TITLE                                       DATE
---------                             -----                                       ----
/s/ Ronald A. Malone                  Chief Executive Officer and Chairman of     October 19, 2005
-------------------------------       the Board and Director (Principal
Ronald A. Malone                      Executive Officer)


/s/ John R. Potapchuk                 Senior Vice President, Chief Financial      October 19, 2005
-------------------------------       Officer and Treasurer (Principal
John R. Potapchuk                     Financial and Accounting Officer)


/s/ Victor F. Ganzi                   Director                                    October 19, 2005
-------------------------------
Victor F. Ganzi

SIGNATURE                             TITLE                                       DATE
---------                             -----                                       ----

/s/ Stuart R. Levine                  Director                                    October 19, 2005
-------------------------------
Stuart R. Levine


/s/ Mary O'Neil Mundinger             Director                                    October 19, 2005
-------------------------------
Mary O'Neil Mundinger


/s/ Stuart Olsten                     Director                                    October 19, 2005
-------------------------------
Stuart Olsten


/s/ Raymond S. Troubh                 Director                                    October 19, 2005
-------------------------------
Raymond S. Troubh


/s/ Josh S. Weston                    Director                                    October 19, 2005
-------------------------------
Josh S. Weston


/s/ Gail R. Wilensky                  Director                                    October 19, 2005
-------------------------------
Gail R. Wilensky


                                  EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION                          PAGE NO.
-----------                       -----------                          --------

4(a)     -     Amended and Restated Certificate of Incorporation
               of the Company (incorporated by reference to Amendment No. 2 to the Registration Statement on
               Form S-4 dated January 19, 2000 (File No.
               333-88663)).

4(b)     -     Certificate of Correction to Certificate of
               Incorporation (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002).

4(c)     -     Amended and Restated By-Laws of the Company
               (incorporated by reference to the Company's
               Quarterly Report on Form 10-Q for the period ended
               June 30, 2002).

5        -     Opinion of Weil, Gotshal & Manges LLP.

23(a)    -     Consent of PricewaterhouseCoopers LLP.

23(b)    -     Consent of Weil, Gotshal & Manges LLP (included in
               Exhibit 5).

24       -     Power of Attorney (included as part of the
               signature page to this Registration Statement and incorporated herein by reference).

99       -     Gentiva Health Services, Inc. Employee Stock
               Purchase Plan (incorporated by reference to the Company's Definitive Proxy Statement on Schedule
               14A filed with the Commission on April 6, 2005).